                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CPI Aerostructures, Inc.

We hereby consent to incorporation by reference in the Registration Statement on
Form S-8 of our report dated January 30, 2004 on the statements of income, shareholders' equity, and cash flows of CPI Aerostructures, Inc. for the year ended December 31, 2003, which appear in the December 31, 2004 Annual Report on
Form 10-KSB of CPI Aerostructures, Inc.

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 30, 2005